                        PROMPTLY COMPLETE AND RETURN THE
                      PROXY/VOTING INSTRUCTION FORM BELOW
                            IN THE ENVELOPE PROVIDED

                   Carefully fold & detach along perforation

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                         PROXY/VOTING INSTRUCTION CARD
                           ALCO STANDARD CORPORATION

  The undersigned hereby appoints O. Gordon Brewer, Jr., J. Kenneth Croney and Hugh G. Moulton, or any of them, each with power of substitution, as proxies for the undersigned to vote all shares of Common Stock or Preferred Stock of Alco Standard Corporation which the undersigned is entitled to vote at the Annual Meeting of Shareholders to be held on January 25, 1996, and any adjournments thereof, as hereinafter specified and, in their discretion, upon such other matters as may properly come before the meeting. The undersigned hereby revokes all proxies heretofore given.

  This proxy also provides voting instructions for shares held for the account of the undersigned in the Alco Standard Corporation Retirement Savings Plan or the Registered Retirement Savings Plan for Canadian Employees (the "Plans"). The trustees for the Plans will vote these shares as directed provided you sign and return a proxy containing your voting instructions by January 23, 1996. IF NO VOTING INSTRUCTIONS ARE RECEIVED, THE TRUSTEES OF THE PLANS MAY VOTE YOUR SHARES IN THEIR DISCRETION (IN THE ABSENCE OF VOTING INSTRUCTIONS, THE TRUSTEES WILL GENERALLY VOTE YOUR SHARES IN ACCORDANCE WITH THE RECOMMENDATION OF THE BOARD OF DIRECTORS). SHARES OWNED BY YOU OTHER THAN THOSE HELD IN THE PLANS WILL BE VOTED ONLY IF YOU SIGN AND RETURN A PROXY, OR ATTEND THE MEETING AND VOTE BY BALLOT. IF YOU RETURN A PROXY AND FAIL TO SPECIFY A CHOICE ON ANY MATTER, YOUR SHARES WILL BE VOTED IN ACCORDANCE WITH THE RECOMMENDATION OF THE BOARD OF DIRECTORS.

  1. Election of Directors (Mark only one)

         [_] Vote FOR all nominees listed below and recommended by the Board of Directors (except as directed to the contrary below)

         [_] Vote WITHHELD from all nominees


         Paul J. Darling, II, William F. Drake, Jr., James J. Forese, Frederick S. Hammer, Barbara Barnes Hauptfuhrer, Dana G. Mead, Ray B. Mundt,
               Paul C. O'Neill, Rogelio G. Sada, John E. Stuart
    INSTRUCTION: TO WITHHOLD AUTHORITY TO VOTE FOR ANY INDIVIDUAL NOMINEE,
            WRITE THAT NOMINEE'S NAME IN THE SPACE PROVIDED BELOW.

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                                    (continued, and to be signed, on other side)

                       PROMPTLY COMPLETE AND RETURN THE
                      PROXY/VOTING INSTRUCTION FORM BELOW
                           IN THE ENVELOPE PROVIDED

                   Carefully fold & detach along perforation
--------------------------------------------------------------------------------


                          (continued from other side)
                                                              NO.
The Board of Directors recommends a vote "FOR" the proposal to Amend Alco's Articles of Incorporation to increase the number of authorized common shares from 150 million to 300 million:

                             FOR   AGAINST  ABSTAIN
                             [_]     [_]      [_]

The Board of Directors recommends a vote "FOR" the proposal to amend Alco's Code of Regulations to permit the Board to change number of directors (between seven and sixteen):

                             FOR   AGAINST  ABSTAIN
                             [_]     [_]      [_]


PLEASE SIGN, DATE,
DETACH AND RETURN
THIS PROXY, USING THE
ENCLOSED POSTAGE
PREPAID REPLY ENVELOPE.

                         Dated _________________ SIGN HERE _____________________
                         When signing as attorney, executor, administrator, trustee or guardian, please give full title as such.
                         If the signer is a corporation, sign the full corporate name by duly authorized officer.